As filed with the Securities and Exchange Commission on November 19, 1999

                                                   Registration No. 333-________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                            -----------------------

                               ACXIOM CORPORATION
             (Exact name of registrant as specified in its charter)


                 DELAWARE                                  71-0581897
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                   Identification No.)

          P.O. BOX 8180, 1 INFORMATION WAY, LITTLE ROCK, ARKANSAS 72203
               (Address of principal executive offices)         (Zip Code)

                                 (501) 342-1000
              (Registrant's telephone number, including area code)

                       Amended and Restated Key Associate
                              Stock Option Plan of
                               Acxiom Corporation
                            (Full title of the plan)


                                Charles D. Morgan
                       Chairman of the Board and President
                                (Company Leader)
                               Acxiom Corporation
                        P.O. Box 8180, 1 Information Way
                           Little Rock, Arkansas 72203
                                  501-342-1000
                 (Name, address and telephone number, including
                        area code, of agent for service)

                          ---------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
    Title of          Amount      Proposed Maxi-    Proposed Maxi-   Amount of
   Securities         to be        mum Offering     mum Aggregate   Registration
to be Registered    Registered    Price Per Unit    Offering Price      Fee
--------------------------------------------------------------------------------
  Common Stock,
(par value $.10)  10,147,136(1)(2)     (2)               (2)            (2)
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(1)  The  Registration  Statement  also  includes  an  indeterminable  number of additional shares that may become issuable pursuant to the anti-dilution adjustment provisions of the Plan.

(2) 4,000,000 shares are being transferred to this registration statement from Registration Statement No. 33-37610, filed November 5, 1990. The Company previously paid a filing fee of $2,800.00 in connection with the transferred shares. Such shares were de-registered from No. 33-37610 by a post-effective amendment. Additionally, 6,147,136 shares are being carried forward from Registration Statement No. 33-42351, filed August 23, 1991, the contents of which are incorporated herein by reference. The Company previously paid filing fees in the aggregate amount of $2,362.50 in connection with these carried forward shares.

                                 ----------------------

The contents of Registration Statement No. 33-42351, filed August 23, 1991, are incorporated herein by reference.

                                     PART II

Item 8.  Exhibits.

         Number                             Description


         5                  Opinion and Consent of Friday, Eldredge & Clark.

         23.1               Consent of Friday,  Eldredge  & Clark  (included  in
                            Exhibit 5 to this Registration Statement).

         23.2               Consent of KPMG LLP.

         23.3               Consent of PricewaterhouseCoopers LLP.

         24                 Powers of Attorney.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on the 19th day of November, 1999.

                                             ACXIOM CORPORATION

                                             /s/ Catherine L. Hughes
                                             -----------------------------------
                                             Catherine L. Hughes
                                             Secretary

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 19th day of November, 1999.

/s/ Robert S. Bloom*                        Chief Financial Officer
---------------------------------           (Principal accounting officer)
Robert S. Bloom


/s/ Dr. Ann H. Die*                         Director
---------------------------------
Dr. Ann H. Die


/s/ William T. Dillard II*                  Director
---------------------------------
William T. Dillard II


/s/ Harry C. Gambill*                       Director
---------------------------------
Harry C. Gambill


/s/ Rodger S. Kline*                        Chief Operating Officer,
---------------------------------           Treasurer and Director
Rodger S. Kline                             (Principal financial officer)


/s/ Charles D. Morgan*                      Chairman of the Board and President
---------------------------------           (Company Leader)(Principal executive
Charles D. Morgan                           officer)


/s/ Robert A. Pritzker*                     Director
---------------------------------
Robert A. Pritzker


/s/ James T. Womble*                        Division Leader and Director
---------------------------------
James T. Womble


*By: /s/ Catherine L. Hughes
---------------------------------
Catherine L. Hughes
Attorney-in-Fact

                                INDEX TO EXHIBITS


Exhibit
Number                     Exhibit
-------                    -------

 5                         Opinion and Consent of Friday, Eldredge & Clark.

23.1                       Consent of  Friday,  Eldredge  & Clark  (included  in
                           Exhibit 5 to this Registration Statement).

23.2                       Consent of KPMG LLP.

23.3                       Consent of PricewaterhouseCoopers LLP.

24                         Powers of Attorney.